UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO 80014

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2019, we completed our previously announced acquisition of Vaxa Global, LLC, or Vaxa, from Easby Land & Cattle Company, LLC, or Easby, pursuant to a share exchange agreement dated February 21, 2019, which we refer to as the Purchase Agreement. Under the terms of the Purchase Agreement, we acquired the 100% membership interest in Vaxa in exchange for 30,000,000 shares of our common stock and an earn-out arrangement for up to 20,000,000 additional shares of our common stock.

At the closing on July 31, 2019, we issued to Easby a total of 30,000,000 shares of common stock. In addition, we may be required to issue additional shares of common stock pursuant to an earn-out covenant in the share exchange agreement. The number of earn-out shares will equal the lesser of:

●	the quotient of 10 times the consolidated earnings before income taxes, depreciation and amortization, or EBITDA, of Vaxa for the twelve months ending June 30, 2020, divided by $1.00; and

●	20,000,000.

It is expected that the earn-out shares, if any, would be issued by August 2020.

Vaxa owns a 100% membership interest in each of Ekstrak Labs LLC, or Ekstrak, and Gramz Holdings, LLC, or Gramz.

●	Vaxa grows hemp plants for cannabidiol, or CBD, extraction.

●	Ekstrak extracts CBD hemp.

●	Gramz™ produces and sells CBD extract in the form of both isolate and full-spectrum oil, compounds, such as Gramz Herbal Topical and Gramz Whole Plant Matrix Sublingual Drops, which have been developed to capitalize on the medicinal and therapeutic benefits of hemp.

We intend to expand Vaxa’s operations to grow hemp on land that we own, using water that we supply. This will, in turn, provide additional hemp products to Ekstrak and Gramz™.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for its acquisition of the 100% membership interests in Vaxa, we issued 30,000,000 shares of our common stock, or the Shares, to Easby on July 31, 2019. The description of the Vaxa acquisition set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares were issued to Easby in reliance upon the private placement exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933. In the Purchase Agreement, Easby represented that:

●	the Shares were being acquired for Easby’s own account solely for investment and not with a view to resale or distribution, and an appropriate transfer restrictive legend was placed upon the certificate issued to represent the Shares;

●	Easby is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks in the Shares, and that it is able to bear the economic and financial risk of an investment in the Shares for an indefinite period of time; and

●	Easby had adequate access to our personnel, property, premises and records in connection with its independent review and analysis of our business and operations.

The sale of the Shares was made without any general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this report no later than October 10, 2019, which is 71 days following the date this report is required to be filed.

(b) Pro Forma Financial Information.

The financial statements required by this Item 9.01(b) will be filed by amendment to this report no later than October 10, 2019, which is 71 days following the date this report is required to be filed.

Exhibit No.	Description
99.1	Press Release dated August 1, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: July 31, 2019	By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer

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